Exhibit 10.9

SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) is made and entered into as of August 31, 2006, by and among Steve Kircher, (the “Subordinated Creditor”), Welund Fund, Inc., a Nevada Corporation (the “Senior Creditor”) and Solar Power, Inc., a California corporation, (the “Borrower”).

RECITALS

Borrower has entered into that certain loan of even date herewith with Senior Creditor pursuant to which Senior Creditor has agreed to lend to Borrower the principal amount of $150,000, as evidenced by the Unsecured Promissory Note of even date herewith. As a condition to extending to Borrower the credit, Senior Creditor requires the execution of this Agreement by Subordinated Creditor in order to subordinate the indebtedness of Borrower under four demand promissory notes in the aggregate of $300,000 plus accrued interest owed to Subordinated Creditor and any future loans or credits given to Borrower by the Subordinated Creditor. Subordinated Creditor is willing to enter into this Agreement because he is the majority shareholder of Borrower and will benefit as such from the use of the funds provided by Senior Creditor.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Subordinated Creditor hereby agrees with Senior Creditor as follows:

1.    Incorporation of Recitals. The above stated recitals are incorporated herein and made a part hereof by this reference.

2.    Certain Definitions. All capitalized terms used but not defined herein shall have the meanings given them in the other loan documents. The following terms shall have the following meanings for the purposes of this Agreement:

“Senior Indebtedness” shall mean all indebtedness, obligations and liabilities of Borrower (including, without limitation, principal, interest, fees, costs, expenses and reasonable attorneys’ fees), now or hereafter owed by Borrower to Senior Creditor, including, without limitation, the principal of, interest on and all other amounts owing to Senior Creditor, and any renewals, replacements, substitutions, amendments, modifications, refinancings, refundings or additional fundings thereof.

“Subordinated Indebtedness” shall mean all indebtedness, obligations and liabilities of Borrower (including, without limitation, principal, interest, fees, costs, expenses, additional advances and reasonable attorneys’ fees), now or hereafter owed by Borrower to Subordinated Creditor, including, without limitation, the principal of, interest on and all other amounts owing to Subordinated Creditor and any renewals, replacements, substitutions, amendments, modifications, refinancings, refundings or additional fundings thereof.

3.    Subordination. Subordinated Creditor agrees that payment of the Subordinated Indebtedness is expressly subordinated to the prior payment in full of all Senior Indebtedness. Unless and until the Senior Indebtedness shall have been fully paid and satisfied and all financing have been terminated, Subordinated Creditor will not, without the prior written consent of Senior Creditor (i) accelerate, ask, demand, sue for, take or receive from or on behalf of Borrower, by set-off or in any other manner, the whole or any part of any monies which may now or hereafter be owing to Subordinate Creditor on the Subordinated Indebtedness, (ii) initiate or participate with others in any suit, action or proceeding against Borrower to collect the whole or any part of the Subordinated Indebtedness, or (iii) ask, demand, take or receive any security for any of the Subordinated Indebtedness. This subordination provision shall apply with respect to all of the Senior Indebtedness, regardless of the amount of the Senior Indebtedness or how or in what manner the Senior Indebtedness is incurred, or whether the Senior Indebtedness has already been incurred or may be incurred in the future by future advances or other financial accommodations made or extended by Senior Creditor, or whether such future advances or other financial accommodations are made at the discretion of Senior Creditor or pursuant to commitment or otherwise. If Subordinate Creditor, in violation of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against Borrower or shall attempt to enforce, foreclose or realize upon any security for the Subordinated Indebtedness, Borrower or Senior Creditor may interpose as a defense or plea the making of this Agreement and Senior Creditor or any Lender individually may intervene and interpose such defense in its name or in the name of Borrower, and Borrower or Senior Creditor may by virtue of this Agreement restrain the enforcement thereof in the name of Borrower or Senior Creditor

4.    Enforcement. Subordinated Creditor, prior to the payment in full of the Senior Indebtedness and the termination of all financing arrangements between Borrower and Senior Creditor, shall not have any right to enforce payment of any of the Subordinated Indebtedness or to otherwise take any action against Borrower or its property without Senior Creditor’s prior written consent.

5.    Subordinated Indebtedness Owed Only to Subordinated Creditor. Subordinated Creditor warrants and represents to Senior Creditor that Subordinated Creditor has not previously assigned any interest in the Subordinated Indebtedness to any party, that no party owns an interest in the Subordinated Indebtedness other than Subordinated Creditor (whether as joint holder of the Subordinated Indebtedness, participants or otherwise), that the entire Subordinated Indebtedness is owing to Subordinated Creditor, and Subordinated Creditor covenants that the Subordinated Indebtedness shall continue to be owing only to Subordinated Creditor, unless assigned, transferred or disposed of in accordance with the terms of this Agreement as provided in Section 9 hereof.

6.    Priority on Distribution. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower or the proceeds thereof to the creditors of Borrower or of any readjustment of the obligations and indebtedness of Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of Borrower’s indebtedness, or the application of the assets of Borrower to the payment or liquidation thereof, or the dissolution or winding up of Borrower’s business, or of the sale of all or substantially all of Borrower’s assets, then, and in any such event, Senior Creditor shall be entitled to receive payment in full of all Senior Indebtedness prior to the payment of all or any part of the Subordinated Indebtedness.

7.    Payments Received by Subordinated Creditor. Should any payment or distribution be received by Subordinated Creditor upon or with respect to the Subordinated Indebtedness prior to the satisfaction of all Senior Indebtedness and the termination of all financing arrangements between Borrower and Senior Creditor, Subordinated Creditor shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditor and shall forthwith deliver the same to Senior Creditor in precisely the same form received (except for the endorsement or assignment of Subordinated Creditor where necessary) for application on the Senior Indebtedness, due or not due, and until so delivered, the same shall be held in trust by Subordinated Creditor as the property of Senior Creditor

8.    Subrogation. After all of the Senior Indebtedness has been paid in full and until the Subordinated Indebtedness has been paid in full, Subordinated Creditor shall be subrogated to the rights of Senior Creditor to receive payments and distributions of assets with respect to the Senior Indebtedness, to the extent that distributions otherwise payable to Subordinated Creditor have been applied to the payment of Senior Indebtedness in accordance with the provisions of this Agreement. As between Borrower and Subordinated Creditor, a distribution applied to the payment of the Senior Indebtedness in accordance with the provisions of this Agreement which otherwise would have been made to Subordinated Creditor shall not be deemed a payment by Borrower on the Subordinated Indebtedness, it being understood that the subordination provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Subordinated Creditor, on the one hand, and Senior Creditor, on the other hand, and nothing contained in this Agreement shall impair the obligations of Borrower, which are absolute and unconditional, to pay to Subordinated Creditor the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, except as such obligation is modified by the rights confirmed hereunder in favor of Senior Creditor, or affect the relative rights of Subordinated Creditor and the creditors of Borrower other than Senior Creditor.

9.    Assignment of Subordinated Indebtedness. Subordinated Creditor agrees that until the Senior Indebtedness has been paid in full and satisfied and all financing arrangements between Borrower and Senior Creditor have been terminated in writing, Subordinated Creditor will not assign, transfer or otherwise dispose of the Subordinated Indebtedness or any portion thereof unless such assignment, transfer or other disposition is made expressly subject to this Agreement.

10.    Term. This Agreement shall constitute a continuing agreement between Subordinated Creditor and Senior Creditor, and Senior Creditor may continue, without notice to Subordinated Creditor, to lend monies, extend credit and make other accommodations to or for the account of Borrower. This Agreement shall be irrevocable by Subordinated Creditor until all of the Senior Indebtedness shall have been paid and fully satisfied and all financing arrangements between Borrower and Senior Creditor have been terminated in writing, or until the Subordinated Indebtedness shall have been paid and fully satisfied, whichever first occurs.

11.    Additional Agreements Between Senior Creditor and Borrower. Senior Creditor, at any time and from time to time, may enter into such agreement or agreements with Borrower as Senior Creditor may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Indebtedness or affecting the security underlying any or all of the Senior Indebtedness, and may exchange, sell, release, surrender or otherwise deal with any such security without in any way impairing or affecting this Agreement.

12.    Waivers of Subordinated Creditor. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement, and Subordinated Creditor expressly waives all notice of the acceptance by Senior Creditor of the subordination and other provisions of this Agreement, notice of the incurring of Senior Indebtedness from time to time and all other notices not specifically required pursuant to the terms of this Agreement or by law, and Subordinated Creditor expressly waives reliance by Senior Creditor upon the subordination and other agreements as herein provided.

13.	Miscellaneous.

(a)    Amendments and Waivers. Any term of this Agreement may be amended with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 13(a) shall be binding upon the parties and their respective successors and assigns.

(b)    Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The term “Borrower” as used herein shall also refer to the successors and assigns of Borrower, including, without limitation, a receiver, trustee, custodian or debtor-in-possession.

(c)    Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(d)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)     Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(g)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)    Entire Agreement. This Agreement and the documents referred to herein are the product of both of the parties hereto, constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

(i)     Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

[Signature Page Follows]

This Agreement has been duly executed under seal by the parties hereto as of the day and year first above written.

SUBORDINATED CREDITOR:

/s/ Stephen Kircher
Stephen Kircher

SENIOR CREDITOR:

Welund Fund Inc.

By: /s/ Steven P. Strasser
Steven P. Strasser, President

BORROWER:

Solar Power, Inc.

By: /s/ Glenn Carnahan
Glenn Carnahan, Chief Financial Officer